Exhibit 4.7

                            LAW OFFICE
                                OF
                         STEWART A. MERKIN
                          ATTORNEY AT LAW
                     RIVERGATE PLAZA, SUITE 300
                        444 BRICKELL AVENUE
                       MIAMI, FLORIDA 33131
                     e-mail: merkmia@aol.com

Tel.: (305) 357-5556                          Fax: (305) 358-2490



July 1, 2002


Paul Kravitz, Chairman
Med Gen, Inc.
7284 West Palmetto Park Road, Suite 106
Boca Raton, FL 33433

Re:	Legal Services in connection with merger with Innovative
        Chemical Corporation, Filing of Form SB-2 with
        Securities and Exchange Commission and related Legal
        Services


Dear Paul:

This letter shall serve as a memorandum reflecting the terms of an Engagement Agreement entered into between us dated April 8, 2002 for legal services with respect to the above-described matter whereby Med Gen, Inc. agreed to issue to the undersigned 100,000 shares of the common stock of Med Gen, Inc. on April 8, 2002 and subsequently file a Form S-8 with the Securities in Exchange Commission for the registration of these shares.

If the terms of this memorandum reflect your understanding, please execute this letter below.

Very truly yours,


/s/Stewart A. Merkin

Stewart A. Merkin
SAM:ecg


                                   AGREED TO AND ACCEPTED:

                                   MED GEN, INC.


                                   By:__/s/Paul Kravitz__________
                                      Paul Kravitz, Chairman
                                   Dated: July 8, 2002